Exhibit 99.1   NEWS RELEASE

As previously announced, UScellular will hold a teleconference May 7, 2021, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE
UScellular reports first quarter 2021 results
Strong results drive increases to 2021 guidance

CHICAGO (May 6, 2021) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $1,023 million for the first quarter of 2021, versus $963 million for the same period one year ago. Service revenues totaled $771 million, versus $762 million for the same period a year ago. Net income attributable to UScellular shareholders and related diluted earnings per share were $60 million and $0.69, respectively, for the first quarter of 2021 compared to $71 million and $0.81, respectively, in the same period one year ago.
“UScellular had a strong start to 2021,” said Laurent Therivel, UScellular President and CEO. “First quarter service revenues increased, showing the positive impact of higher ARPU. Operational and cost discipline throughout the quarter also contributed to our strong financial performance.
“With attractive promotions that are resonating with customers, postpaid and prepaid handset additions strengthened compared to the same period one year ago. We have adopted a regional model to be more agile, respond better to the customer, and execute more market-specific promotions.

“One of our top priorities and key competitive differentiators is to connect customers with the highest-quality network, including in underserved areas. Our 5G and network modernization programs are on track and we now offer 5G in portions of substantially all of our markets. We have also begun deploying our mmWave spectrum in order to offer fixed wireless access in three test markets, which will provide us with valuable learnings as we look to roll out this high-speed product to additional markets in our footprint. Our purchases of mid-band spectrum in the recent auctions will further enable our 5G capabilities well into the future.

“In April, we unveiled an exciting new brand campaign that highlights our community-first approach. “America’s Locally Grown Wireless” celebrates what makes UScellular such a special company. Over the years, we’ve become a national wireless provider with customers all over the country, but we’ve never lost sight of what’s important – staying loyal to the people and communities we serve and providing them a great wireless experience.

“I want to thank all of our associates for their contributions and enthusiasm in executing our 2021 growth strategies thus far. I’m confident that UScellular is well-positioned as we, along with the rest of the country, begin to recover from the pandemic.”

2021 Estimated Results
UScellular’s current estimates of full-year 2021 results are shown below. Such estimates represent management’s view as of May 6, 2021 and should not be assumed to be current as of any future date. UScellular undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2021 Estimated Results
	Previous	Current
(Dollars in millions)
Service revenues	$3,025-$3,125	$3,050-$3,150
Adjusted OIBDA[1]	$800-$950	$850-$950
Adjusted EBITDA[1]	$975-$1,125	$1,025-$1,125
Capital expenditures	$775-$875	Unchanged

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2021 estimated results, UScellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, UScellular believes that the impact of income taxes cannot be reasonably predicted; therefore, UScellular is unable to provide such guidance.

		Actual Results
	2021 Estimated Results	Three Months Ended March 31, 2021	Year Ended December 31, 2020
(Dollars in millions)
Net income (GAAP)	N/A	$62	$233
Add back:
Income tax expense	N/A	27	17
Income before income taxes (GAAP)	$175-$275	$89	$250
Add back:
Interest expense	150	39	112
Depreciation, amortization and accretion expense	680	170	683
EBITDA (Non-GAAP)[1]	$1,005-$1,105	$298	$1,045
Add back or deduct:
(Gain) loss on asset disposals, net	20	5	25
(Gain) loss on sale of business and other exit costs, net	—	(1)	—
(Gain) loss on license sales and exchanges, net	—	—	(5)
(Gain) loss on investments	—	—	(2)
Adjusted EBITDA (Non-GAAP)[1]	$1,025-$1,125	$302	$1,063
Deduct:
Equity in earnings of unconsolidated entities	170	42	179
Interest and dividend income	5	2	8
Adjusted OIBDA (Non-GAAP)[1]	$850-$950	$258	$876
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. UScellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of UScellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of UScellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for March 31, 2021, can be found on UScellular’s website at investors.uscellular.com.

Stock Repurchase
During the first quarter of 2021, UScellular repurchased 54,900 Common Shares for $2 million.
Conference Call Information
UScellular will hold a conference call on May 7, 2021 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://event.on24.com/wcc/r/3155155/0CD2FBCBA421B063439060A77D169D23.
▪Access the call by phone at (833) 968-2187, conference ID: 2661419.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About UScellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 5.0 million connections in 21 states. The Chicago-based company employed approximately 5,200 associates as of March 31, 2021. At the end of the first quarter of 2021, Telephone and Data Systems, Inc. owned 82 percent of UScellular. For more information about UScellular, visit uscellular.com.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; UScellular's smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of UScellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; potential conflicts of interests between TDS and UScellular; cyber-attacks or other breaches of network or information technology security; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; the impact, duration and severity of public health emergencies, such as the COVID-19 pandemic. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K, as updated by any UScellular Form 10-Q filed subsequent to such Form 10-K.

For more information about UScellular, visit: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Retail Connections
Postpaid
Total at end of period	4,406,000	4,412,000	4,401,000	4,372,000	4,359,000
Gross additions	143,000	171,000	168,000	129,000	132,000
Feature phones	3,000	2,000	4,000	3,000	2,000
Smartphones	101,000	117,000	98,000	82,000	88,000
Connected devices	39,000	52,000	66,000	44,000	42,000
Net additions (losses)	(6,000)	11,000	28,000	12,000	(26,000)
Feature phones	(9,000)	(9,000)	(8,000)	(8,000)	(10,000)
Smartphones	6,000	12,000	8,000	11,000	(10,000)
Connected devices	(3,000)	8,000	28,000	9,000	(6,000)
ARPU[1]	$47.65	$47.51	$47.10	$46.24	$47.23
ARPA[2]	$125.25	$124.87	$123.27	$120.70	$122.92
Churn rate[3]	1.12%	1.21%	1.06%	0.89%	1.21%
Handsets	0.92%	1.01%	0.88%	0.71%	0.95%
Connected devices	2.53%	2.64%	2.35%	2.24%	3.11%
Prepaid
Total at end of period	496,000	499,000	506,000	496,000	494,000
Gross additions	62,000	56,000	65,000	62,000	57,000
Net additions (losses)	(3,000)	(8,000)	11,000	2,000	(12,000)
ARPU[1]	$35.25	$35.15	$35.45	$34.89	$34.07
Churn rate[3]	4.37%	4.24%	3.59%	4.05%	4.67%
Total connections at end of period[4]	4,961,000	4,968,000	4,962,000	4,919,000	4,903,000
Market penetration at end of period
Consolidated operating population	31,493,000	31,314,000	31,314,000	31,292,000	31,292,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$125	$320	$216	$168	$236
Total cell sites in service	6,802	6,797	6,758	6,673	6,629
Owned towers	4,270	4,271	4,246	4,208	4,184
1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
4Includes reseller and other connections.
5Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended March 31,
	2021	2020	2021 vs. 2020
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$771	$762	1%
Equipment sales	252	201	26%
Total operating revenues	1,023	963	6%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	185	180	3%
Cost of equipment sold	275	217	26%
Selling, general and administrative	305	335	(9)%
Depreciation, amortization and accretion	170	177	(4)%
(Gain) loss on asset disposals, net	5	4	39%
(Gain) loss on sale of business and other exit costs, net	(1)	—	N/M
Total operating expenses	939	913	3%

Operating income	84	50	67%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	42	45	(7)%
Interest and dividend income	2	4	(52)%
Interest expense	(39)	(24)	(66)%
Other, net	—	1	N/M
Total investment and other income	5	26	(82)%

Income before income taxes	89	76	17%
Income tax expense	27	4	N/M
Net income	62	72	(14)%
Less: Net income attributable to noncontrolling interests, net of tax	2	1	32%
Net income attributable to UScellular shareholders	$60	$71	(15)%

Basic weighted average shares outstanding	86	86	–
Basic earnings per share attributable to UScellular shareholders	$0.70	$0.82	(15)%

Diluted weighted average shares outstanding	88	88	–
Diluted earnings per share attributable to UScellular shareholders	$0.69	$0.81	(15)%
N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2021	2020
(Dollars in millions)
Cash flows from operating activities
Net income	$62	$72
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	170	177
Bad debts expense	7	33
Stock-based compensation expense	6	7
Deferred income taxes, net	23	52
Equity in earnings of unconsolidated entities	(42)	(45)
Distributions from unconsolidated entities	22	24
(Gain) loss on asset disposals, net	5	4
(Gain) loss on sale of business and other exit costs, net	(1)	—
Other operating activities	(1)	—
Changes in assets and liabilities from operations
Accounts receivable	4	55
Equipment installment plans receivable	(18)	23
Inventory	7	(50)
Accounts payable	(86)	97
Customer deposits and deferred revenues	7	(10)
Accrued taxes	3	(49)
Accrued interest	9	9
Other assets and liabilities	(53)	(57)
Net cash provided by operating activities	124	342

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(133)	(315)
Cash paid for licenses	(1,256)	(26)
Cash paid for investments	—	(1)
Cash received from divestitures and exchanges	1	—
Net cash used in investing activities	(1,388)	(342)

Cash flows from financing activities
Issuance of long-term debt	492	—
Repayment of long-term debt	—	(2)
Common Shares reissued for benefit plans, net of tax payments	(1)	—
Repurchase of Common Shares	(2)	(21)
Payment of debt issuance costs	(1)	(1)
Distributions to noncontrolling interests	(1)	(1)
Other financing activities	(2)	1
Net cash provided by (used in) financing activities	485	(24)

Net decrease in cash, cash equivalents and restricted cash	(779)	(24)

Cash, cash equivalents and restricted cash
Beginning of period	1,291	291
End of period	$512	$267

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31, 2021	December 31, 2020
(Dollars in millions)
Current assets
Cash and cash equivalents	$479	$1,271
Short-term investments	3	3
Accounts receivable, net	994	998
Inventory, net	139	146
Prepaid expenses	63	51
Income taxes receivable	124	125
Other current assets	43	29
Total current assets	1,845	2,623

Assets held for sale	1	2

Licenses	3,915	2,629

Investments in unconsolidated entities	455	435

Property, plant and equipment, net	2,419	2,466

Operating lease right-of-use assets	933	924

Other assets and deferred charges	580	602

Total assets	$10,148	$9,681

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31, 2021	December 31, 2020
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$2	$2
Accounts payable	282	387
Customer deposits and deferred revenues	158	151
Accrued taxes	47	48
Accrued compensation	40	82
Short-term operating lease liabilities	120	116
Other current liabilities	90	85
Total current liabilities	739	871

Liabilities held for sale	—	1

Deferred liabilities and credits
Deferred income tax liability, net	656	633
Long-term operating lease liabilities	879	875
Other deferred liabilities and credits	393	376

Long-term debt, net	2,981	2,489

Noncontrolling interests with redemption features	10	10

Equity
UScellular shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,657	1,651
Treasury shares	(66)	(67)
Retained earnings	2,796	2,739
Total UScellular shareholders’ equity	4,475	4,411

Noncontrolling interests	15	15

Total equity	4,490	4,426

Total liabilities and equity	$10,148	$9,681

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended March 31,
	2021	2020
(Dollars in millions)
Cash flows from operating activities (GAAP)	$124	$342
Less: Cash paid for additions to property, plant and equipment	133	315
Free cash flow (Non-GAAP)[1]	$(9)	$27
1Free cash flow is a non-GAAP financial measure which UScellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.